Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“First Amendment”) is made and entered into as of October 25, 2010 (the “Effective Date”), by and between Take-Two Interactive Software, Inc., a Delaware corporation (the “Employer” or the “Company”), and Lainie Goldstein (the “Employee”).

W I T N E S S E T H :

WHEREAS Employee and the Company entered into an Employment Agreement dated May 12, 2010 (the “Employment Agreement”);

WHEREAS, the Board of Directors of the Company has approved a change in the Company’s fiscal year from the twelve month period ending October 31st to the twelve month period ending March 31st;

WHEREAS Employee and the Company desire to amend the Employment Agreement as set forth below in order to align compensation periods with the other employees of the Company following the change in the Company’s fiscal year;

NOW, THEREFORE, in consideration of their mutual promises, Employee and the Company hereby agree to amend the Employment Agreement as follows:

1.  All capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

2.  The twelve month period ending October 31, 2010 shall be deemed a Fiscal Year for all purposes under Sections 3 and 6 of the Employment Agreement.

3.  The period commencing November 1, 2010 and ending March 31, 2011 shall be deemed a Fiscal Year (the “Pro-rated Fiscal Year”) for all purposes under Sections 3 and 6 of the Employment Agreement; provided that:

(a)  The Employee’s Bonus under Section 3(b) of the Employment Agreement for the Pro-rated Fiscal Year shall be based upon the Salary payable to Employee during the Pro-rated Fiscal Year.

(b)  In the event the Employee’s employment is terminated pursuant to Section 6(b) of the Employment Agreement during the Pro-rated Fiscal Year, the target Bonus payable to Employee shall be a pro rata portion of the Bonus that would have been payable to Employee during the Pro-rated Fiscal Year based upon the number of days worked by Employee during the Pro-rated Fiscal Year.

(c)  In the event the Employee’s employment is terminated pursuant to Section 6(c) of the Employment Agreement during the Pro-rated Fiscal Year, Accrued Bonus shall mean an amount equal to 50% of the target Bonus as set forth in Section 3(b) of the Employment Agreement.

(d)  In the event the Employee’s employment is terminated pursuant to Section 6(c) of the Employment Agreement in the Fiscal Year immediately following the Pro-rated Fiscal Year, the Pro-rated Fiscal Year shall be deemed a “full fiscal year” for the purposes of determining “all unpaid bonuses with respect to the last full fiscal year” as provided in Section 6(c)(iv) of the Employment Agreement.

(e)  In the event the Employee’s employment is terminated pursuant to Section 6(c) of the Employment Agreement following the Pro-rated Fiscal Year and prior to October 31, 2011, the Accrued Bonus payable to the Employee shall be an amount equal to (i) the Accrued Bonus as calculated under the Employment Agreement as if a change in fiscal year from October 31st had not occurred, less (ii) an amount equal to the Bonus, if any, paid or payable to the Employee in respect of the Pro-rated Fiscal Year.

4.  Commencing from and after April 1, 2011, for the purpose of calculating the Employee’s Bonuses under Sections 3 and 6 of the Employment Agreement, as applicable, the Employee’s Salary shall be deemed to be the weighted average of the Employee’s Salary during the applicable Fiscal Year.

5.  The Employer’s five month fiscal period ended March 31, 2010 shall not be deemed a “Fiscal Year” for purposes of Sections 3 and 6 of the Employment Agreement, and Employee hereby waives any and all claims for a Bonus in respect of such period on a stand-alone basis.

6.  Except as otherwise expressly set forth herein, the Employment Agreement shall continue unmodified in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the date first above written.

TAKE-TWO INTERACTIVE SOFTWARE, INC.		LAINIE GOLDSTEIN

By:	/s/Ben Feder	/s/Lainie Goldstein

Name: Ben Feder		Name: Lainie Goldstein

Title: Chief Executive Officer		Date: October 25, 2010

Date: October 25, 2010